U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-1
(Post-Effective Amendment No. 1 to Form SB-2/A)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
ATHERON, INC.
(Exact name of Registrant as specified in its charter)

Nevada	TBA
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3598 Durango St. Palanan, Makati City 1235, Philippines	Business First Formations, Inc. 3702 S. Virginia St., #G12-401 Reno, NV 89502
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of agent for service of process)

Primary Standard Industrial Classification Code Number: 2860

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |__|	Accelerated filer |__|	Non-accelerated filer |__|	Smaller reporting company |X|

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

COPIES OF COMMUNICATIONS TO:
David S. Jennings, Esq.
330 Carousel Parkway, Henderson, Nevada 89014
Phone: (702) 595-5150 / Fax: (800) 731-6120

Explanatory Note

The Registrant files this post-effective amendment number one to its Registration Statement on Form SB-2/A (No. 333-138189) as initially filed with the Securities and Exchange Commission on November 7, 2006. This amendment includes the audited financial statements for the fiscal year ended August 31, 2009 filed with the Registrant’s Annual report on Form 10-K with the Securities and Exchange Commission on November 30, 2009. This amendment also includes the unaudited financial statements for the period ended February 28, 2010 filed with the Registrant’s Quarterly Report on Form 10-Q with the Securities and Exchange Commission on April 6, 2010.

The Registrant is filing this amendment to its previous Registration Statement on Form SB-2 under the cover of Form S-1 pursuant to the compliance provisions in SEC Release No. 33-8876, which allows registrants that filed a registration statement under cover of Form SB-2 to amend such registration statements under cover of Form S-1.

The Registrant previously paid a registration fee of $2.28 in connection with the filing of the initial registration statement on Form SB-2 (No. 333-146834) filed with the Securities and Exchange Commission on October 25, 2006.

No shares offered in this post-effective amendment were previously sold under the Registration Statement on Form SB-2/A (No. 333-138189) as initially filed with the Securities and Exchange Commission on November 7, 2006.
The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, Dated June 16, 2010

PROSPECTUS
ATHERON, INC.
900,000 SHARES OF
COMMON STOCK
___________________

The selling shareholders named in this prospectus are offering up to 900,000 shares of common stock offered through this prospectus. We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.02	None	$0.02
Total	$18,000	None	$18,000

Our common stock is quoted on the Financial Industry Regulatory Authority’s Over the Counter Bulletin Board (“OTCBB”) under the symbol “AHRN”.  Because we have not had an active trading market for our common stock, however, we have set an offering price for these securities of $0.02 per share.  If our common stock becomes actively traded on the OCTBB, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is: June 16, 2010

Page
Summary	6
Risk Factors	7
Risks Related To Our Financial Condition	7
Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.	7
Because we have a limited operating history, it is difficult to evaluate your investment in our stock.	7
Risks Associated with our Business Model	8
Because we have not established the Atheron brand name, and our products and name have little, if any, name recognition, we may be prevented from generating revenues which will reduce the value of your investment.	8
Because our success is tied to the quality and market acceptance of our formula, our inability to offer our formula in a manner that appeals to the consuming public against existing gasoline products could harm our business.	8
Because of the unique difficulties and uncertainties inherent in the development of a product unrecognized in the market, we face a high risk of business failure.	8
If we are unable to successfully compete within the gasoline technology business, we will not be able to achieve profitable operations.	8
Because we may be unable to make the substantial research and development investments required to remain competitive in our business, we may fall behind in the gasoline industry and our business will suffer.	9
Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability.	9
Because we may fail to protect our proprietary rights and incur the costs associated with protecting those rights, whether we are successful or not, our business may be harmed and unable to compete.	9
Because our executive officers do not have any training specific to the particulars of marketing products, there is a higher risk our business will fail	9
Because our officers and directors only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.	9
Because our officers and directors own 58% of our outstanding common stock, investors may find that corporate decisions influenced by these individuals are inconsistent with the best interests of other stockholders.	10
Because our officers and directors own 58% of our outstanding common stock, the market price of our shares would most likely decline they were to sell a substantial number of shares all at once or in large blocks.	10
Risks Related To Legal and Other Uncertainties	10
Because we are subject to government regulation in the Philippines, the anticipated costs of our mixed gasoline formula may increase.	10
Because some of the ingredients in our formula may be carcinogenic, we may face resistance in marketing our formula.	10
Because we could be forced to spend significant time and money on our formula if it contains, or is rumored to contain, design defects or errors, we may be forced out of business.	10
Because we plan to conduct our business in the Philippines and other locations in Asia, we may be subject to political instability that could harm our business.	11

Because new legislation, including the Sarbanes-Oxley Act of 2002, increases the cost of compliance with federal securities regulations as well as the risks of liability to officers and directors, we may find it more difficult for us to retain or attract officers and directors.	11
Risks Related To This Offering	12
If a market for our common stock does not develop, shareholders may be unable to sell their shares	12
If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline	12
Because we will subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board the level of trading activity in our stock may be reduced.	12
If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.	12
Forward-Looking Statements	13
Use of Proceeds	13
Determination of Offering Price	13
Dilution	13
Selling Shareholders	14
Plan of Distribution	16
Legal Proceedings	17
Directors, Executive Officers, Promoters and Control Persons	17
Security Ownership of Certain Beneficial Owners and Management	19
Description of Securities	19
Interest of Named Experts and Counsel	20
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	20
Organization Within the Last Five Years	21
Description of Business	21
Management's Dicussion and Analysis of Financial Condition and Results of Operations	29
Certain Relationships and Related Transactions	31
Market for Common Equity and Related Stockholder Matters	32
Executive Compensation	34
Financial Statements	36
Changes in and Disagreements with Accountants	37
Available Information	37

Summary

Our Business

We were incorporated as Atheron, Inc. (“Atheron”) in the State of Nevada on May 8, 2006.  We are in the business of developing a technology (formula) for ethanol-methanol gasoline which is prepared from light oil, naphtha, straight-run gasoline and key additives. Our mixed gasoline formula is not yet completed and will require further research and development before it is ready for commercial use. Once developed, we intend to license our formula initially in the Philippines, and if demand warrants, into China and other countries in Asia. We expect this formula will be less expensive than regular gasoline and will be less harmful to the environment.

We are a development stage company and have not generated any sales to date. As of February 28, 2010, we had $0 cash and liabilities in the amount of $48,985. Accordingly, our negative working capital position as of February 28, 2010 was ($48,985). Since our inception through February 28, 2010, we have incurred a net loss of $91,985. We attribute our net loss to having no revenues to offset our expenses and the professional fees related to the creation and operation of our business. Our current working capital is not sufficient to enable us to commercialize our formula. For these and other reasons, our independent auditors have raised substantial doubt about our ability to continue as a going concern. Accordingly, we will require additional financing.

Corporate Information and History

We were formed as a Nevada corporation on May 8, 2006. Our principal executive offices are located at 3598 Durango St. Palanan, Makati City 1235, Philippines. Our telephone number is (632) 728-1626. Our fiscal year ended is August 31.

The Offering

Securities Being Offered	Up to 900,000 shares of our common stock.
Offering Price and Alternative Plan of Distribution
The offering price of the common stock is $0.02 per share. We are quoted on the OTCBB under the symbol “AHRN” but do not currently have an active trading market.  If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None

Securities Issued and to be Issued
2,150,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders. There will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data	For the Six Months Ended February 28, 2010	For the Year Ended August 31, 2009	From inception May 8, 2006, to February 28, 2010 (Audited).
Cash	$0	$0	$0
Total Assets	$0	$0	$0
Liabilities	$48,985	$44,985	$48,985
Total Stockholder’s Deficit	$(48,985)	$(44,985)	$(48,985)

Statement of Loss and Deficit			From inception May 8, 2006, to August 31, 2006 (Audited).
Revenue	$0	$0	$0
Loss for the Period	$(4,000)	$(10,000)	$(91,985)

Risk Factors

Readers should carefully consider the risks and uncertainties described below before deciding whether to invest in shares of our common stock.

Our failure to successfully address the risks and uncertainties described below would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment. We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business.

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our common stock are not publicly traded. In the event that shares of our common stock become publicly traded, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related To Our Financial Condition

Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.

We have earned no revenue since our inception, which makes it difficult to evaluate whether we will operate profitably.  Operating expenses for the period from May 8, 2006 (date of inception) to February 28, 2010, totaled $91,985.  We have incurred cumulative net losses of $91,985 since May 8, 2006. We have not attained profitable operations and are dependent upon obtaining financing or generating revenue from operations to continue operations for the next twelve months. As of February 28, 2010, we had no cash. Our future is dependent upon our ability to obtain financing or upon future profitable operations.  We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

Because we have a limited operating history, it is difficult to evaluate your investment in our stock.

Evaluation of our business will be difficult because we have a limited operating history.  We are in the development stage of our business and have not yet begun to offer our products. We face a number of risks encountered by early-stage companies, including our need to develop infrastructure to support growth and expansion; our need to obtain long-term sources of financing; our need to establish our marketing, sales and support organizations; and our need to manage expanding operations.  Our business strategy may not be successful, and we may not successfully address these risks.  If we are unable to sustain profitable operations, investors may lose their entire investment in us.

Risks Associated with Our Business Model

Because we have not established the Atheron brand name, and our products and name have little, if any, name recognition, we may be prevented from generating revenues which will reduce the value of your investment.

Because we are a new company with new products and we have not conducted advertising, there is little or no recognition of our Atheron brand name. As a result, consumers may purchase products other than ours that have brand recognition in the market and we may be unable to generate sufficient revenues to meet our expenses or meet our business plan objectives, which will reduce the value of your investment.

Because our success is tied to the quality and market acceptance of our formula, our inability to offer our formula in a manner that appeals to the consuming public against existing gasoline products could harm our business.

We do not currently have a marketable mixed gasoline formula. In the development of our mixed gasoline formula, a quality end-product is important to our success and competitive position, and the inability to offer and develop our formula to end users could harm our business. If we are unable to anticipate problems in the use of our formula, we may not be able to achieve market acceptance and produce revenues. There are no assurances that our developing formula will be successful, and in that regard, a formula that does not match consumer needs could adversely affect our business.

Our formula must not harm the vehicles and machinery that will use it. Since we have never tested our formula in any engine, much less tested the long term effect of our formula in a wide array of vehicles and machinery, we can offer no assurance that our formula will work in the short or long term. Moreover, gasoline is a standard commodity, and our ability to successfully compete with existing gasoline products turns on whether we are able to offer advantages that we are seeking to obtain, including better miscibility, proper evaporation nature, high antiknock characteristics and anticorrosion nature, high stability and low cost. If we are unable to offer these advantages against existing gasoline products, we will not be able to effectively market our formula and we will go out of business.

Because of the unique difficulties and uncertainties inherent in the development of a product unrecognized in the market, we face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by emerging companies developing products to compete with those already recognized in the market and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the business activities that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to our research and development, roadblocks in finding avenues to market our formula, resistance from competing businesses, and additional costs and expenses that may exceed current estimates, to name a few. Any of these factors have the potential to complicate, if not permanently ruin our chance for success.

If we are unable to successfully compete within the gasoline technology business, we will not be able to achieve profitable operations.

The gasoline industry is highly competitive. This industry has a multitude of competitors, all of which have greater financial resources than us. As a result, we may experience difficulty competing with other businesses when attempting to market our mixed gasoline formula, and may never achieve profitable operations because of our small status in this intense market.

Numerous factors beyond our control may affect the marketability of our formula. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of oil and environmental protection. These factors could inhibit our ability to sell or license our formula.

Because we may be unable to make the substantial research and development investments required to remain competitive in our business, we may fall behind in the gasoline industry and our business will suffer.

The gasoline industry requires substantial investment in research and development in order to develop and bring to market new and enhanced technologies and products. Although we plan to stay competitive with continued research and development, there can be no assurances that we will have sufficient resources to maintain the level of investment in research and development that is required to remain competitive.

Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability.

Prior to completion of our mixed gasoline formula, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur continuing and significant losses into the foreseeable future. As a result of continuing losses, we may exhaust all of our resources and be unable to complete the development of our formula. Our accumulated deficit will continue to increase as we continue to incur losses. We may not be able to earn profits or continue operations if we are unable to generate significant revenues from the sale or licensure of our formula. There is no history upon which to base any assumption as to the likelihood that we will be successful, and we may not be able to generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because we may fail to protect our proprietary rights and incur the costs associated with protecting those rights, whether we are successful or not, our business may be harmed and unable to compete.

The extent and value of our intellectual property is necessarily uncertain, and our efforts to protect our intellectual property rights may not be successful. Our formula comes from ingredients commonly used and available to the public. However, we believe our formula has advantages above that of traditional gasoline products. We are in the process of researching patent rights, and we are not aware of anyone in Philippines having any patents, trademarks and/or copyright protection for the technologies and any proprietary rights to these technologies. As such, a third party may copy or otherwise obtain our formula without authorization. If this occurs, we are uncertain whether we will be able to enforce our rights in the Philippines or other countries in Asia where we expect to do business. If we are able to engage in litigation to enforce our rights to our formula, we expect the process to be inherently expensive and unpredictable. Any such litigation may be unsuccessful and could require us to incur substantial costs and divert significant valuable resources, including the efforts of our technical and management personnel, which may harm our business materially. Moreover, we may have a judicial forum declare our rights to the formula invalid or unenforceable or have claims of such narrow scope as to be of little economic value.

Because our executive officers do not have any training specific to the particulars of marketing products, there is a higher risk our business will fail

Ms. Susanna Hilario and Mr. Rey V. Supera, our officers and directors, do not have any training in the areas of marketing and business management. While these persons have significant experience in the fuel industry, our management may not be fully aware of many of the specific business requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing a company of this nature, which could be very detrimental to our business.

Because our officers and directors only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Ms. Susanna Hilario and Mr. Rey V. Supera, our officers and directors, devote 20 to 40 hours per week to our business affairs. We do not have an employment agreement with either Ms. Hilario or Mr. Supera, nor do we maintain key man life insurance policies for these individuals. Currently, we do not have any full or part-time employees. If the demands of our business require the full business time of our officers and directors, it is possible that Ms. Hilario and Mr. Supera may not be able to devote sufficient time to the management of our business, as and when needed. If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

Because our officers and directors own 58% of our outstanding common stock, investors may find that corporate decisions influenced by these individuals are inconsistent with the best interests of other stockholders.

Ms. Susanna Hilario and Mr. Rey V. Supera are our officers and directors. They own approximately 58% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of its assets, the interests of these individuals may still differ from the interests of the other stockholders.

Because our officers and directors own 58% of our outstanding common stock, the market price of our shares would most likely decline they were to sell a substantial number of shares all at once or in large blocks.

Ms. Hilario owns 625,000 shares of our common stock and Mr. Supera owns 625,000 shares of our common stock which equates to 58% of our outstanding common stock. There is presently no active market for our common stock. If our shares traded, these officers and directors will be eligible to sell their shares publicly subject to the volume limitations in Rule 144. The offer or sale of a large number of shares at any price may cause the market price to fall. Sales of substantial amounts of common stock or the perception that such transactions could occur, may materially and adversely affect prevailing markets prices for our common stock.

Risks Related To Legal and Other Uncertainties

Because we are subject to government regulation in the Philippines, the anticipated costs of our mixed gasoline formula may increase.

Currently, we have not experienced any difficulty with compliance of any laws or regulations which affect our business. However, there is a risk that new regulations could increase our costs of doing business, prevent us from marketing our mixed gasoline formula, and make compliance with new regulations unduly burdensome.

Because some of the ingredients in our formula may be carcinogenic, we may face resistance in marketing our formula.

One or more of the ingredients in our mixed gasoline formula may be carcinogenic. A carcinogen is a chemical known or believed to cause cancer in humans. The number of proven carcinogens is comparatively small, but many more chemicals are suspected to be carcinogenic. We may face political or consumer resistance to our formula if it is suspected to be carcinogenic, which would be detrimental to our business.

Because we could be forced to spend significant time and money on our formula if it contains, or is rumored to contain, design defects or errors, we may be forced out of business.

Because creating a gasoline formula is highly complex, we may produce a formula that contains design defects. If errors defects are discovered after we have licensed the rights to third-parties, we could be materially adversely affected in one or more of the following ways:

▪	replacement formulas could impose substantial costs on us;

▪	rumors, false or otherwise, may be circulated by the press and other media, which could cause a decrease in demand for our formula; and

▪
customers or end users may file suits or assert other legal claims against us alleging damages caused by defects in our formula. If we do not successfully defend such suits, we could be required to pay substantial damages. Even if we prevail in suits filed by customers or end users, we may be required to expend significant funds in defense.

Because we plan to conduct our business in the Philippines and other locations in Asia, we may be subject to political instability that could harm our business.

We plan to conduct our business in the Philippines, and from there to other locations in Asia. These countries have been subject to political instability and terrorist activities. We cannot assure you that we will be successful in overcoming the risks that relate to or arise from operating in international markets. Risks inherent in doing business on an international level include:

▪	economic and political instability;

▪	changes in regulatory requirements, tariffs, customs, duties and other trade barriers;

▪	transportation delays;

▪	power supply shortages and shutdowns;

▪	difficulties in staffing and managing foreign operations and other labor problems;

▪	existence of language barriers and cultural distinctions;

▪	acts of God, including floods, typhoons and earthquakes; and

▪	other uncertainties relating to the administration of, or changes in, or new interpretation of, the laws, regulations and policies of the jurisdictions in which we conduct our business.

In addition, our activities outside the United States are subject to risks associated with fluctuating currency values and exchanges rates, hard currency shortages and controls on currency exchange.

The risks inherent in our international operations have been increased by the threat of terrorist attacks. These attacks, coupled with an international military response, have created an uncertain economic environment, and we cannot predict the impact of these political threats or any related military action, on our customers or our business.

Because new legislation, including the Sarbanes-Oxley Act of 2002, increases the cost of compliance with federal securities regulations as well as the risks of liability to officers and directors, we may find it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934. Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act and it is costly to remain in compliance with the federal securities regulations. Additionally, we may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles. Significant costs incurred as a result of becoming a public company could divert the use of finances from our operations resulting in our inability to achieve profitability.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

We are quoted on the OTCBB under the symbol “AHRN” but do not currently have an active trading market. If a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 900,000 shares of our common stock through this prospectus. The outstanding shares of common stock covered by this prospectus represent approximately 42% of the common shares outstanding as of the date of this prospectus. Should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required order to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 or 60 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. The actual results could differ materially from our forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The $0.02 per share offering price of our common stock was arbitrarily chosen using the last sales price of our stock from our most recent private offering of common stock. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.
We are quoted on the OTCBB under the symbol “AHRN” but do not currently have an active trading market.  If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 900,000 shares of common stock offered through this prospectus. All of the shares were acquired from us by the selling shareholders in an offering that was exempt from registration pursuant to Regulation S of the Securities Act of 1933 and completed on May 31, 2006.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of June 16, 2010 including:

1. the number of shares owned by each prior to this offering;
2. the total number of shares that are to be offered by each;
3. the total number of shares that will be owned by each upon completion of the offering;
4. the percentage owned by each upon completion of the offering; and
5. the identity of the beneficial holder of any entity that owns the shares.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 2,150,000 shares of common stock outstanding on June 16, 2010.

Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Belen D. Leyesa 32 Sto Nino Village, Bolbok Batangas City Philippines	30,000	30,000	0	0
Carlo L Gutierrez Aboboto Street Calapan, Oriental Mindoro Philippines	30,000	30,000	0	0
Catherine Dionisio 1578 Mayhaligue Street Sta Cruz Manila Philippines	30,000	30,000	0	0
Clint Asehan Block 12, Lot 6, Katherine Townhomes, Progressive 12, Molino Rd 3, Bacoor Cavite Philippines	30,000	30,000	0	0
Dennis Gepiga Bermoy 9301 Diamond Extension, Umali Subdivision, Los Baños, Laguna 4030 Philippines	30,000	30,000	0	0
Divinofiel Jaras 928 Kundiman Street, Sampaloc, Manila 1008 Philippines	30,000	30,000	0	0
Dolores T Ramos Lot 7B, BLK 7, Emerald Street Montalban Rizal Philippines	30,000	30,000	0	0
Eloisa Larman Tuyo, Balanga, Bataan Philippines	30,000	30,000	0	0

Ernesto Mamalateo Capitangan, Abucay Bataan Philippines	30,000	30,000	0	0
Felipe Aquino 31 Lincoln St., SFDM, QC Philippines	30,000	30,000	0	0
German T. Torres 8567 E Ramos Street, Marikina City Philippines	30,000	30,000	0	0
Grace Remolador 47 Lot Blk 78, Golden City Subd, Sta Rosa Laguna Philippines	30,000	30,000	0	0
Jaime R Lim 74 ML Quezon St. Tagig City Philippines	30,000	30,000	0	0
Jessubel Herrero 115 Valhalla Street Pasay Philippines	30,000	30,000	0	0
Joan De Guzman 47 Riverside Bulihan, Malolos Bulacan Philippines	30,000	30,000	0	0
Jocelyn Agno 8234 Constancia Street, Makati City Philippines	30,000	30,000	0	0
Jose Gabriel Reyes 100 Lalakay Los Banos Laguna 4030 Philippines	30,000	30,000	0	0
Kriska Dinglasan 246 Sitio Seekers, Banaba West, Batangas City Philippines	30,000	30,000	0	0
Leandrito Asuncion 2565 Alabastro Street, San Andres Bukid Manila Philippines	30,000	30,000	0	0
Liza Q. Castillo 2928 E A. Bautista Street, Punta Sta. Ana Manila Philippines	30,000	30,000	0	0
Lolita P Alindayu Blk 78, Lot 47 Phase II, Golden City, Sta. Rosa, Laguna Philippines	30,000	30,000	0	0
Nenet Macatangay 31 Lincoln St., SFDM, QC Philippines	30,000	30,000	0	0
Racquel Carreos 2482-D, Crisolita Street, San Andres Bukid Manila Philippines	30,000	30,000	0	0
Raul Edquila 3598 Durango Street Palanan Makati City Philippines	30,000	30,000	0	0
Wilfredo T. Ramos #14 Callejon, Sulucan Street, Malabon Metro Manila Philippines	30,000	30,000	0	0
Willvenn Tracy Felipe 2649D Felix Huertas Street, Sta. Cruz, Manila Philippines	30,000	30,000	0	0
Zenaida Meriales Tambubong, Tayuman, Binangonan, Rizal Philippines	30,000	30,000	0	0

Maila Mariano 2482-D, Crisolita Street, San Andres Bukid Manila Philippines	30,000	30,000	0	0
Domiciana Perez 17-10th Ave. Murphy Cubao QC Philippines	30,000	30,000	0	0
Josephine M. Visayana B15 L15 Bacoor Cavite Philippines	30,000	30,000	0	0

None of the selling shareholders;
(1)	has had a material relationship with us other than as a shareholder at any time within the past three years or;
(2)	has been one of our officers or directors.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions;
3.	through the writing of options on the common stock;
4.	in short sales, or;
5.	in any combination of these methods of distribution.

We are quoted on the OTCBB under the symbol “AHRN” but do not currently have an active trading market.  If our common stock becomes actively traded on the OTCBB, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	the market price of our common stock prevailing at the time of sale;
2.	a price related to such prevailing market price of our common stock, or;
3.	such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	not engage in any stabilization activities in connection with our common stock;
2.	furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and;
3.	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Legal Proceedings

We are not currently a party to any legal proceedings.

Our agent for service of process in Nevada is Business First Formations, Inc., 3702 S. Virginia Street, #G12-401, Reno, Nevada 89509.

Directors, Executive Officers, Promoters and Control Persons

Our executive officers and directors and their respective ages as of June 16, 2010 are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Ms. Susanna Hilario	President, Director, Treasurer (Principal Accounting Officer) and Secretary	38	May 8, 2006
Mr. Rey V. Supera	Director and Chief Technology Officer	33	May 8, 2006

Set forth below is a brief description of the background and business experience of executive officers and directors.

Ms. Susanna Hilario is our President, Director, Treasurer (Principal Accounting Officer), Secretary and a member of our board of directors. Since January 2001, Ms. Susanna Hilario has been the Operations Manager/Owner of CCW, Inc. Ms. Hilario has not held any directorships in any public companies prior to service with our company.

Mr. Rey V. Supera is our Chief Technology Officer and a member of our board of directors. Mr. Rey V. Supera was a technician/researcher in Kali Chemical Inc. from 1996 to 2005. Mr. Supera has not held directorships in public companies prior to service with our company.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We do not currently have any significant employees aside from our directors and officers.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to our present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Committees of the Board

Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our directors believe that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the board of directors.

Our company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our President and director, Susanna Hilario, at the address appearing on the first page of this annual report.

Code of Ethics

As of February 28, 2010, we had not adopted a Code of Ethics for Financial Executives, which would include our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of June 16, 2010, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:

Name and Address of Beneficial Owners of Common Stock1	Title of Class	Amount and Nature of Beneficial Ownership	% of Common Stock2
Ms. Susanna Hilario 7636 Guijo cor Sacred Heart Street, San Antonio Village, Makati City, Philippines	Common Stock	587,500	27.33%
Mr. Rey V. Supera 3596 Durango Street, Palanan, Makati City, Philippines	Common Stock	587,500	27.33%
DIRECTORS AND OFFICERS - TOTAL	Common Stock	1,175,000	54.65%

5% SHAREHOLDERS
NONE	Common Stock

1.
As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

2.	The percentage shown is based on denominator of 2,150,000 shares of common stock issued and outstanding for the company as of June 16, 2010.

Description of Securities

Our authorized capital stock consists of 75,000,000 shares of common stock, with a par value of $0.001 per share. As of June 16, 2010, there were 2,150,000 shares of our common stock issued and outstanding. Our shares are held by thirty-two (32) stockholders of record.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Corporate Law Center, attorney Ronald Serota, Esq., our independent legal counsel, has provided an opinion on the validity of our common stock.

Silberstein Ungar, PLLC, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in his audit report. Silberstein Ungar, PLLC has presented his report with respect to our audited financial statements. The report of Silberstein Ungar, PLLC is included in reliance upon his authority as an expert in accounting and auditing.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Organization within the Last Five Years

We were incorporated as “Atheron, Inc.” in the State of Nevada on May 8, 2006.  We are engaged in the business of developing a technology for ethanol-methanol gasoline which is prepared from light, oil, naphtha, straight-run gasoline and key additives.

Our principal executive offices are located at 3598 Durango St. Palanan, Makati City 1235, Philippines. Our telephone number is (632) 728 1626.

Our fiscal year end is August 31, 2009.  Ms. Susanna Hilario and Mr. Rey V. Supera, our officers and directors, may be described as a “promoters” as defined in Rule 405 of the Securities Act by virtue of his role in founding and organizing our company.

Description of Business

Overview

We were incorporated as “Atheron, Inc.” in the State of Nevada on May 8, 2006.  We are engaged in the business of developing a technology for ethanol-methanol gasoline which is prepared from light, oil, naphtha, straight-run gasoline and key additives.

We are in the business of developing a technology for ethanol-methanol gasoline which is prepared from light oil, naphtha, straight-run gasoline and key additives (our “Product”).  Our mixed gasoline formula is not yet completed and will require further research and development before it is ready for commercial use. Once developed, we intend to license our formula initially in the Philippines, and if demand warrants, into China and other countries in Asia.

We are a development stage company and have not generated any sales to date. We are in the initial stages of developing our formula, have very limited cash resources and are in need of substantial additional capital to execute our business plan.

We believe our mixed gasoline formula will offer a number of advantages over existing gasoline products.  Our formula should provide better miscibility than traditional gasoline.  Miscibility refers to the property of various substances, liquids in particular, to be mixed together and form a homogenous material.  The greater the miscibility in gasoline, the cleaner it will burn, resulting in better overall engine performance and cleaner pistons, rings, plugs and exhaust ports.  In addition, we believe our formula will have a lower evaporation rate.  A main ingredient in gasoline is ethanol, which evaporates easily.  An excessive amount of unburned evaporated fuel tends to result in higher quantities of smog in the atmosphere. Our formula is designed to prevent an excessive amount of evaporation.

We also believe our product will prevent premature detonation, or “knocking,” in the engine.  Lead was previously used as an effective anti-knocking agent by increasing the fuel’s octane rating. Our formula uses anti-knocking additives that similarly increase the octane rating for greater efficiency and power.  Our formula is expected to have higher stability.  When gasoline is stagnant for a certain period of time, gums and varnishes tend to build up and precipitate in the gasoline, causing what is known as “stale fuel.” This results in buildup in the cylinders and fuel lines, complicating engine start-up. A stabilizer, which will be used in our formula, is expected to help prevent buildup and extend the life of the engine.

Finally, we believe our mixed gasoline formula will cost less to consumers than traditional gasoline.  We believe that our mixed gasoline formula will help alleviate the burden on the consuming public.  We plan to license our formula initially in the Philippines, and then branch off to other nations if demand grows.  The regular gas price at the pump in the Philippines is about $3 per gallon similar to that in United States, only the GDP per capita in the Philippines is only 3% of that in the United States, so an increase in gas prices has a more drastic impact in the Philippines than in the United States.  President Macapagal-Arroyo warned that rising oil prices threaten the country’s foreign exchange reserves as well as its energy supply. With these repercussions in place, we are hopeful that our low-cost mixed gasoline formula will have a positive impact in the Filipino market.

We are a development stage company and have not generated any sales to date. We are in the initial stages of developing our formula, have very limited cash resources and are in need of substantial additional capital to execute our business plan. For these and other reasons, our independent auditors have raised substantial doubt about our ability to continue as a going concern.

How Gasoline is Made

Gasoline is a mixture of hydrocarbons blended with a few additives to meet the performance needs of automobile engines.  The major raw material for gasoline is crude oil, which contains numerous compounds ranging from methane to those having 85 carbon atoms. Gasoline can be produced by distilling crude oil. This is accomplished by maintaining the crude oil at high temperatures until the different oil components, or “fractions” as they are called, reach boiling point and vaporize.  Some of the major crude oil fractions obtained upon initial distillation are “light ends,” such as propane and butane; straight run gasoline, the higher boiling part of which is sometimes called naphtha; kerosene; diesel fuel; heating oil; and lubricating oils.

Several refinery processes have developed to produce the blending factions used to make gasoline. Simple distillation converts approximately 10 percent of a barrel of crude oil to gasoline. A process known as “cracking,” a breaking down of heavy oil fractions under high temperatures and pressures, converts about 25 percent of a barrel of crude oil to gasoline. In catalytic cracking, a process where oil is fed into a reaction vessel containing a catalyst, even higher percentages of gasoline are produced from crude oil.  In “reforming,” the gasoline fraction is mixed with hydrogen and heated with a catalyst, causing a rearrangement of its molecular structure.

Gasoline is usually blended from straight run gasoline, reformate, alkylate, and some butane. A number of additives are blended into gasoline.  Some are used to reduce oxidation and tarnish formation.  Alcohols are used to inhibit icing and corrosion processes.  Finally, detergents are used to remove deposits resulting from combustion from the engine and fuel injectors.

Important Measures for Gasoline

Two important measures for gasoline are the Reid vapor pressure (RVP) and the octane number. Gasoline has to be volatile enough to vaporize and mix with air to burn, but one problem is that the vapor pressure can go up or down with a change in temperature or with altitude. Summer months require a lower RVP so that gasoline does not evaporate before it combusts in a gasoline engine. Winter months require a higher RVP so that gasoline does not vapor lock before combusts. One way to control vapor pressure is by adding more or less butane.

The octane number of gasoline tells you how much the fuel can be compressed before it spontaneously ignites. Lower octane fuels can handle less compression before igniting.  Octane is, therefore, an important measure of gasoline because they help provide smoother combustion in the car’s cylinders and prevent knocking. Knocking, the pinging noise sometimes heard from an engine, is caused by irregular pressure waves inside a cylinder that arise from non-uniform combustion. Unchecked, knocking can crack the cylinder heads or pistons and destroy an engine.

Our Mixed Gasoline Formula

Our core technology is a formula of ethanol-methanol gasoline which is prepared from light oil, naphtha, straight-run gasoline, and key additives. As opposed to traditional gasoline, its advantages are improved miscibility, anti-knock characteristics, anti-corrosion properties, and stability, along with proper evaporation properties, and lower cost to consumers.

Our mixed gasoline formula consists mainly of the following ingredients:

▪	Light oil, naphtha, straight-run gasoline: 70-80%
▪	Ethanol: 8-20%
▪	Methyl alcohol: 2-10%
▪	Isobutyl alcohol: 1-6%
▪	Carbon nine solvent naphtha: 3-8%
▪	Methylnaphthalene: 0.2-1%
▪	Dimethyl ether: 1-5%
▪	Nitrobenzene: 0.5-3.4%
▪	Mixed benzene: 1-2%
▪	Dispersing agent: 0.3-0.8%
▪	Antiseptic: 0.2-0.8%
▪	Lauryl benzene sulfonic acid: 0.02-0.03%
▪	Anti-knocking compound: 0.03-0.06%
▪	C5 Petroleum Resins: 2-8%

Straight-Run Gasoline

Gasoline produced by the direct distillation of crude oil is known as straight-run gasoline. It is usually distilled continuously, which separates the gasoline from the other fractions of the oil having higher boiling points, such as kerosene and heating oil. The range of temperatures in which gasoline boils and is distilled off is roughly between 38° and 205° C (100° and 400° F). The yield of gasoline from this process varies from about 1 percent to about 50 percent, depending on the crude oil and the process used.

Naphtha

Naphtha is a group of various volatile flammable liquid hydrocarbon mixtures used primarily as either feedstock for petrochemical cracking or gasoline reforming and blending.  Naptha is a highly volatile product, manufactured from crude oil by distillation and by catalytic cracking of heavy residues.  Naphtha is obtained from petroleum refineries as a small percentage (around 4%) of the distillation of crude oil. It is an intermediate between the lighter gasoline and the heavier fractions.

Methyl Alcohol

Methyl alcohol is commonly called Methanol or wood alcohol.  Methanol is used in the production of a variety of chemical derivatives and in the production of methyl tertiary butyl ether (MTBE), an oxygenate and an octane enhancer for gasoline. In the United States, MTBE has been substantially removed from gasoline for environmental reasons. MTBE is currently more economical than many other components of gasoline and this has caused strong demand for MTBE outside of the United States. To date, the net loss of methanol demand as a result of the changes occurring to gasoline formulations in the United States has had a relatively minor impact on the global methanol market.

Ethanol

Ethanol is a chemical produced by the fermentation of sugars found in grains and other biomass. Ethanol can be produced from a number of different types of grains, such as wheat and sorghum, as well as from agricultural waste products such as sugar, rice hulls, cheese whey, potato waste, brewery and beverage wastes, and forestry and paper wastes.

Ethanol has many industrial uses.  Pertinent to our business, ethanol can be used as a fuel component that serves as an octane enhancer in fuels, an oxygenated fuel additive that can reduce carbon monoxide vehicle emissions, and a non-petroleum-based gasoline extender.

C9 Solvent Naphtha

This ingredient consists mainly of aromatic hydrocarbons, including benzene and the alkyl derivatives of benzene.  Hydrocarbons are molecules consisting of atoms of carbon and hydrogen. Benzene has the elemental composition C6H6 and is a flat, six-membered ring with three carbon-carbon double bonds. Aromatic hydrocarbons are important components of petroleum and its refined products. The name “aromatic” for these hydrocarbons comes from the fact that many have a strong, pungent aroma.  Among the most important aromatic petroleum hydrocarbons in our formula are benzene and its derivatives (alkylbenzenes) toluene (methylbenzene) and xylenes (dimethylbenzenes).

C5 Petroleum Resins

Petroleum resin is a kind of thermal plasticizing resin produced in the refining process.  Petroleum resins are mainly used for adhesives, marking paints, and synthetic rubbers, but are also used in gasoline blending process.

Isobutyl Alcohol

Isobutyl Alcohol, as known as Isobutanol, is a colorless, flammable, organic compound. It is classified as an alcohol, and, as such, it is widely used as a solvent in chemical reactions, as well as being a useful starting material for organic synthesis.

Isobutanol is produced naturally during the fermentation of carbohydrates. It may also be a by-product of the decay process of organic matter.  The main use of Isobutanol is as starting material in the manufacture of isobutyl acetate, which is mostly used in the production of lacquer and similar coatings. For our purposes, it is used as a gasoline additive for spark-ignition engines where it helps to prevent carburetor icing.

Dimethyl Ether

Dimethyl ether is colorless gaseous ether with an ethereal odor. It is often used as an aerosol spray propellant. Dimethyl ether is also a clean-burning alternative to liquified petroleum gas, liquified natural gas, diesel gas and gasoline. It can be made from natural gas, coal, or biomass.

Nitrobenzene

Nitrobenzene is an industrial chemical. It is an oily yellow liquid with an almond-like odor. It dissolves only slightly in water and will evaporate to air. Nitrobenzene is used to produce lubricating oils such as those used in motors and machinery. A small amount of nitrobenzene is used in the manufacture of dyes, drugs, pesticides, and synthetic rubber.

Methylnaphthalene

Methylnaphthalene (C11H10 or CH 3C 10 H 7) is a colorless liquid oil.  It does not dissolve in water, but it will dissolve in ethanol, ethyl ether, and most organic solvents.  It is used for organic synthesis.

Research and Development

Our Chief Technology Officer and one of our directors, Mr. Rey Supera, has conducted numerous experiments with regards to this mixed gasoline formula.  Mr.Rey Supera has been a long-time researcher in the petrochemical industry, focusing particularly on the use of additives in gasoline products. At this time, he has concluded that our formula will work with acceptable experimental results. However, we are continually refining our formula to reduce emissions and prevent engine damage.  We plan to continue conducting experiments on our formula to achieve a product that will rival traditional gasoline products. Our current experimental results, explained in the table below, include emission and damage testing of our formula compared with traditional gasoline.

Serial	Examination project		Unit	Regular Gas Specification	Target Examination result
1	Octane value		/	>=90	90
2	Temperature of Evaporation	10% Evaporation	C	<=70	66
		20% Evaporation	C	<=120	93
		50% Evaporation	C	<=190	185
		Stop point	C	<=205	200
		Left content	%	<=2	2.1
3	Steam Barometric Pressure	March 16 – September 15	KPa	<=74	70
		September 16 –March 15	KPa	<=88	82
4	Sol		Mg/100ml	<=5	5
5	Sheet copper corrosion (50C, 3h)		/	<=1	1
6	Water-soluble acid and alkali		/	No	No
7	Mechanical impurity		/	No	No
8	Water content		m/m	<=0.15	0.16

Our target examination results in the next 12 months consist of the following:

Serial	Examination project		Unit	Regular Gas Specification	Target Examination result
1	Octane value		/	>=90	91
2	Temperature of Evaporation	10% Evaporation	C	<=70	56
		20% Evaporation	C	<=120	90
		50% Evaporation	C	<=190	165
		Stop point	C	<=205	190
		Left content	%	<=2	1
3	Steam Barometric Pressure	March 16 – September 15	KPa	<=74	65
		September 16 –March 15	KPa	<=88	78
4	Sol		Mg/100ml	<=5	4
5	Sheet copper corrosion (50C, 3h)		/	<=1	1
6	Water-soluble acid and alkali		/	No	No
7	Mechanical impurity		/	No	No
8	Water content		m/m	<=0.15	0.13

As February 28, 2010, we have not spent any money on research and development. Much of the work in this area has been provided by Mr. Rey Supera free of charge. Our projected research and development expenses will be around $30,000 in the next 12 months. Currently, we have two employees dedicated to research and development. We believe that new and timely development of products and technologies is important to our competitive position in the market and intend to continue to invest in research and development activities.

Present stage of development
Our Chief Technology Officer and one of our directors, Mr. Rey Supera, has conducted numerous experiments of our gasoline formula. However, we have not yet completed the development of our formula.  We do not feel that our examination results are sufficient to begin producing, marketing, and selling our Product.  Our target results are listed in the table above.  We expect to complete experimentation and become commercially available at the end of 2010.

To remain competitive in the mixed gasoline industry, we must continue to develop highly effective and efficient key components. Our current technologies are based on the initial research activities conducted by Rey Supera. The costs associated with our research and development activities are not borne by customers since do not have any customers, nor will we have any customers until the completion of the development of our mixed gasoline technology. We will either raise more funds from investors or borrow from existing directors to cover our projected research and development expenses.

Key Success Factors

Strategy

Our goal is for our mixed gasoline formula to become a leading formula in the market. In order to achieve our goal, we intend to increase awareness of our products with potential customers, such as major gasoline suppliers. We intend to do this by engaging in the following:

à
Attending Oil Gas Technology Trade Meetings, Promotional Events and Conferences: We plan to attend a number of events attended by biotech institutions in order to further expose our products. These events will include biotech trade meetings and promotional events which are attended by oil gas companies and related seminars and conferences.

à
Promoting through Internet-Based and Traditional Media Advertising: We intend to use Internet-based and traditional media to promote our technology and products directly to petro chemical companies. We believe that by increasing our consumer base we will attract petro chemical companies to use our mixed gasoline formula.

Our anticipated costs to implement the strategy for the next 12 months are estimated as follows:

à	travel - $5,000

à	marketing - $10,000

à	research and development - $30,000

We intend to obtain funds to cover these costs by private equity fundraising or shareholder's loans, although we are not able to guarantee that funds will be available or on terms that are favorable to our company or at all. We hope that we will start to receive revenues by sale or license of mixed gasoline formula to petro chemical companies before the end of 2010.

Skilled Management Team

We intend to expand our current management to retain skilled directors, officers and employees with experience relevant to our business focus. Our current management team is highly skilled in technical areas such as researching and developing our technologies, but not as skilled in areas such as marketing and business management.  Obtaining the assistance of individuals with in-depth knowledge of operations, technology and markets will allow us to build market share more effectively.

Competition

We are not aware of any competitors in Philippines that are developing a competing mixed gasoline formula.  However, we face a significant amount of competition in the gasoline industry in general.

Patents and Intellectual Property

Our formula comes from ingredients commonly used and available to the public.  However, we believe our formula has advantages above that of traditional gasoline products.  We are in the process of researching patent rights, and we are not aware of anyone in Philippines having any patents, trademarks and/or copyright protection for the technologies and any proprietary rights to these technologies.  We believe that the formula developed by us should be protected.  In order to protect our products we plan to apply for patent protection and/or copyright protection in the United States, Philippines and other jurisdictions, and will require purchasers of our products to enter into non-disclosure agreements with us.

Marketing Plan

Our directors have developed business contacts through their past and current employment in the petro chemical industry in the Philippines and have developed an intimate understanding of business practices and customs in this area. They intend on actively promoting interest in mixed gasoline among their business contacts in the petro chemical industry. In addition, we intend to promote our mixed gasoline formula through traditional advertising and promotional media, such as newspaper and trade publications, and advanced media, such as targeted electronic mail, internet banner advertising and internet webpage links, to effect maximum exposure and penetration in the petro chemical marketplace. We also anticipate joining some petro chemical conferences to introduce our mixed gasoline and services to petro chemical companies.

Brand Equity

We have selected the name of our company to establish our brand name. Atheron will be the name of our mixed gasoline formula.

Advertising

We intend to develop our website as the primary medium to promote our mixed gasoline formula. We also intend to market our mixed gasoline formula by placing banner advertising on the home pages of relevant petro chemical websites.

We intend to produce promotional material for direct marketing. However, if we are unable to complete the development of our mixed gasoline formula, or if we are unable to sell our formula sufficiently, for any reason, we may go out of business.

Employees

Our President Mrs. Sussanna Hilario, and our Vice President Dr. Rey Supera, are the only employees of the company. They handle all of the responsibilities in the area of corporate administration, business development and research.

Government Regulation and Supervision

We are subject to the laws and regulations of those jurisdictions in which we plan to sell or license our gasoline formula technology that are generally applicable to operate a business, such as business license requirements, income taxes and payroll taxes. In general, the sale or licensing of our mixed gasoline formula in Philippines is subject to limited regulatory and/or supervisory requirements. The Philippine National Alcohol Commission under the Ministry of Trade and Industry is responsible for programs designed to use less hazardous octane enhancers, including ethanol versus tetraethyl lead (TEL) in gasoline.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This prospectus contains forward-looking statements that involve risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The following discussion should be read in conjunction with the consolidated financial statements and notes thereto included in this prospectus.

Results of Operations for the Years Ended August 31, 2009 and 2008, and for the period from Inception until August 31, 2009

We have not earned any revenues since our inception on May 8, 2006. We do not anticipate earning revenues until such time that we have fully developed our mixed gasoline formula and are able to obtain license fees in connection with our formula. We are presently in the development stage of our business and we can provide no assurance that we will develop our formula or successfully market it.

We incurred operating expenses in the amount of $10,000 for the year ended August 31, 2009, compared with $10,000 for the year ended August 31, 2008. The entire amount for both periods was attributable to professional fees.  We have incurred total operating expenses of $87,985 from inception on May 8, 2006 through August 31, 2009. The entire $87,985 was attributable to professional fees.  We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to undertaking the additional research phases of our mixed gasoline formula.

We incurred a net loss of $10,000 for the year ended August 31, 2009, compared with $10,000 for the year ended August 31, 2008.  We incurred a total net loss of $87,985 from inception on May 8, 2006 through August 31, 2009. Our losses for all periods are attributable to operating expenses together with a lack of any revenues.

Results of operations for the three and six months ended February 28, 2010 and 2009, and for the period from Inception (May 8, 2006) to February 28, 2010

We have not earned any revenues since our inception on May 8, 2006. We do not anticipate earning revenues until such time that we have fully developed our mixed gasoline formula and are able to obtain license fees in connection with our formula. We are presently in the development stage of our business and we can provide no assurance that we will develop our formula or successfully market it.

We incurred operating expenses in the amount of $2,000 for the three months ended February 28, 2010, compared with $2,000 for the three months ended February 28, 2009. The entire amount for each mentioned period was attributable to professional fees

We incurred a net loss in the amount of $2,000 for the three months ended February 28, 2010, compared with $2,000 for the three months ended February 28, 2009.

We incurred operating expenses in the amount of $4,000 for the six months ended February 28, 2010, compared with $4,000 for the six months ended February 28, 2009. We incurred operating expenses in the amount of $91,985 for the period from May 8, 2006 (Inception) to February 28, 2010.  The entire amount for each mentioned period was attributable to professional fees.  We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to undertaking the additional research phases of our mixed gasoline formula and the professional fees associating with our becoming a reporting company under the Securities Exchange Act of 1934.

We incurred a net loss in the amount of $4,000 for the six months ended February 28, 2010, compared with $4,000 for the six months ended February 28, 2009.  We incurred a net loss in the amount of $91,985 are attributable to operating expenses together with a lack of any revenues.

Liquidity and Capital Resources

As of February 28, 2010, we had total current assets of $0 cash. Our total current liabilities as of February 28, 2010 were $48,985. This amount consists of a loan from a shareholder and officer of the Company. The loan is non-interest bearing and is due upon demand. As a result, we had working capital deficit of $48,985 as of February 28, 2010.

Operating activities used $91,985 in cash for the period from inception (May 8, 2006) to February 28, 2010. Our net loss of $91,985 for this period was the sole component of our negative operating cash flow. We primarily relied on cash from loans to fund our operations during the period ended February 28, 2010.

The success of our business plan beyond the next 12 months is contingent upon us obtaining additional financing. We intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Going Concern

We have negative working capital and have not yet received revenues from sales of products or services. These factors create substantial doubt about our ability to continue as a going concern. The financial statements contained herein do not include any adjustment that might be necessary if we are unable to continue as a going concern.

Our ability to continue as a going concern is dependent on our generating cash from the sale of our common stock and/or obtaining debt financing and attaining future profitable operations. Management’s plans include selling our equity securities and obtaining debt financing to fund out capital requirement and ongoing operations; however, there can be no assurance we will be successful in these efforts.

 Off Balance Sheet Arrangements

As of February 28, 2010, there were no off balance sheet arrangements.
Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

▪	Any of our directors or officers;

▪	Any person proposed as a nominee for election as a director;

▪	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

▪	Any of our promoters;

▪	Any relative or spouse of any of the foregoing persons who has the same house address as such person.

Market for Common Equity and Related Stockholder Matters

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by FINRA. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. Our shares are quoted on the OTCBB under the symbol “AHRN”

The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTCBB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ending August 31, 2009
Quarter Ended	High $	Low $
August 31, 2009	N/A	N/A
May 31, 2009	N/A	N/A
February 29, 2009	N/A	N/A
November 30, 2008	N/A	N/A

Fiscal Year Ending August 31, 2008
Quarter Ended	High $	Low $
August 31, 2008	N/A	N/A
May 31, 2008	N/A	N/A
February 28, 2008	N/A	N/A
November 30, 2007	N/A	N/A

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have thirty-two (32) holders of record of our common stock.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the OTCBB.  We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In the near future, in order for us to continue with our business plan, we will need to raise additional capital. We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business, or;

2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to both to our officers and to our directors for all services rendered in all capacities to us for our fiscal years ended August 31, 2009, 2008, and 2007.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Susanna Hilario, President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Director	2009 2008 2007	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0
Rey Supera, CTO, Director	2009 2008 2007	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

Narrative Disclosure to the Summary Compensation Table

We have not entered into any employment agreement or consulting agreement with our executive officers.  There are no arrangements or plans in which we provide pension, retirement or similar benefits for executive officers.

Although we do not currently compensate our officers, we reserve the right to provide compensation at some time in the future.  Our decision to compensate officers depends on the availability of our cash resources with respect to the need for cash to further our business purposes.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of June 16, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Ms. Susanna Hilario	-	-	-	-	-	-	-	-	-
Mr. Rey V. Supera	-	-	-	-	-	-	-	-	-

Stock Option Grants

We have not granted any stock options to the executive officers or directors since our inception.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception through August 31, 2009.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ms. Susanna Hilario	0	0	0	0	0	0	0
Mr. Rey V. Supera	0	0	0	0	0	0	0

Narrative Disclosure to the Director Compensation Table

We do not pay any compensation to our directors at this time. However, we reserve the right to compensate our directors in the future with cash, stock, options, or some combination of the above.

We have not reimbursed our directors for expenses incurred in connection with attending board meetings nor have we paid any directors fees or other cash compensation for services rendered as a director in the year ended August 31, 2009.

Stock Option Plans

We did not have a stock option plan as of August 31, 2009.

Financial Statements

Index to Financial Statements:

Audited Financial Statements:
F-1	Report of Independent Registered Public Accounting Firm
F-2	Balance Sheets as of August 31, 2009 and 2008;
F-3	Statements of Operations for the years ended August 31, 2009, and August, 31 2008, and the period from inception to August 31, 2009;
F-4	Statement of Stockholders’ Deficit for period from inception to August 31, 2009;
F-5	Statements of Cash Flows for the years ended August 31, 2009, and August 31, 2008, and the period from inception to August 31, 2009;
F-6	Notes to Financial Statements

Unaudited Financial Statements:
F-9	Balance Sheets as of February 28, 2010 (unaudited) and August 31, 2009 (audited);
F-10	Statements of Operations for the three and six months ended February 28, 2010 and 2009 and period from May 8, 2006 (Inception) to February 28, 2010 (unaudited);
F-11	Statement of Stockholders’ Deficit for period from May 8, 2006 (Inception) to February 28, 2010 (unaudited);
F-12	Statements of Cash Flows for the three and six months ended February 28, 2010 and 2009 and period from May 8, 2006 (Inception) to February 28, 2010 (unaudited);
F-13	Notes to Financial Statements;

Maddox Ungar Silberstein, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.maddoxungar.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Atheron, Inc.
Makati City 1235, Philippines

We have audited the accompanying balance sheets of Atheron, Inc. (a development stage company) as of August 31, 2009 and 2008 and the related statements of operations, stockholders’ deficit and cash flows for the periods then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Atheron, Inc. as of August 31, 2009 and 2008, and the results of their operations and their cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 4 to the financial statements, the Company has limited working capital, has not yet received revenue from sales of products or services, and has incurred losses from operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 4. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Maddox Ungar Silberstein, PLLC

Maddox Ungar Silberstein, PLLC
Bingham Farms, Michigan
November 27, 2009

ATHERON, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
As of August 31, 2009 and August 31, 2008

	August 31, 2009	August 31, 2008

ASSETS

Current Assets
Cash and equivalents	$0	$0
Prepaid expenses	0	0

TOTAL ASSETS	$0	$0

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Loan payable - related party	$44,985	$34,985

Stockholders’ Deficit
Common Stock, $.001 par value, 75,000,000 shares authorized, 2,150,000 shares issued and outstanding	2,150	2,150
Additional paid-in capital	40,850	40,850
Deficit accumulated during the development stage	(87,985)	(77,985)
Total stockholders’ deficit	(44,985)	(34,985)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$0	$0

See accompanying notes to financial statements.

ATHERON INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
Years Ended August 31, 2009 and 2008
Period from May 8, 2006 (Inception) to August 31, 2009

	Year ended August 31, 2009	Year ended August 31, 2008	Period from May 8, 2006 (Inception) to August 31, 2009
Revenues	$-0-	$-0-	$-0-

General and administrative expenses:
Professional fees	10,000	10,000	87,985

Net Loss	$(10,000)	$(10,000)	$(87,985)

Net loss per share:
Basic and diluted	$(0.00)	$(0.00)	$(0.04)

Weighted average shares outstanding:
Basic and diluted	2,150,000	2,150,000	2,150,000

See accompanying notes to financial statements.

ATHERON, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ DEFICIT
Period from May 8, 2006 (Inception) to August 31, 2009

	Common stock		Additional paid-in	Deficit accumulated during the development
	Shares	Amount	capital	stage	Total
Issuance of common stock for cash @$.001	2,150,000	$2,150	$40,850	$-	$43,000
Net loss for the period ended August 31, 2006	-	-	-	(43,985)	(43,985)
Balance August 31, 2006	2,150,000	2,150	40,850	(43,985)	(985)
Net loss for the year ended August 31, 2007	-	-	-	(25,000)	(25,000)
Balance August 31, 2007	2,150,000	2,150	40,850	(68,985)	(25,985)
Net loss for the year ended August 31, 2008	-	-	-	(9,000)	(9,000)
Balance August 31, 2008	2,150,000	2,150	40,850	(77,985)	(34,985)
Net loss for year ended August 31, 2009	-	-	-	(10,000)	(10,000)
Balance August 31, 2009	2,150,000	$2,150	$40,850	$(87,985)	$(44,985)

See accompanying notes to financial statements.

ATHERON INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
Year Ended August 31, 2009 and 2008
 Period from May 8, 2006 (Inception) to August 31, 2009

	Year ended August 31, 2009	Year ended August 31, 2008	Period From May 8, 2006 (Inception) to August 31, 2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(10,000)	$(10,000)	$(87,985)
Change in non-cash working capital items
Prepaid expenses	-0-	-0-	-0-
CASH FLOWS USED BY OPERATING ACTIVITIES	(10,000)	(10,000)	(87,985)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sales of common stock	0	0	43,000
Loan from related party	10,000	10,000	44,985
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	10,000	10,000	87,985

NET INCREASE IN CASH	-0-	-0-	-0-

Cash, beginning of period	-0-	-0-	-0-
Cash, end of period	$-0-	$-0-	$-0-

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$-0-	$-0-	$-0-
Income taxes paid	$-0-	$-0-	$-0-

See accompanying notes to financial statements.

ATHERON, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
August 31, 2009

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES

Nature of Business

Atheron, Inc. (“Atheron”) was incorporated in Nevada on May 8, 2006.  Atheron is a development stage company located in Makati City 1235, Philippines. Atheron is developing technology for ethanol-methanol gasoline.  Atheron operates out of office space owned by a director and stockholder of the Company.  The facilities are provided at no charge.  There can be no assurances that the facilities will continue to be provided at no charge in the future.

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development-stage companies.  A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Cash and Cash Equivalents

Atheron considers all highly liquid investments with maturities of three months or less to be cash equivalents.  At August 31, 2009 and August 31, 2008 the Company had $0 of cash.

Fair Value of Financial Instruments

Atheron’s financial instruments consist of cash and cash equivalents and a loan payable to a related party. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic loss per share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

ATHERON, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
August 31, 2009

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Basic loss per share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Recent Accounting Pronouncements

Atheron does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 – LOAN PAYABLE – RELATED PARTY

Atheron has received loans totaling $44,985 for working capital from a shareholder and officer of the Company.  The loans are unsecured, non-interest bearing and due upon demand.

NOTE 3 – INCOME TAXES

For the periods ended August 31, 2009, Atheron has incurred net losses and, therefore, has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is approximately $87,985 at August 31, 2009, and will expire beginning in the year 2026.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

2009
Deferred tax asset attributable to:
Net operating loss carryover	$29,900
Valuation allowance	(29,900)
Net deferred tax asset	$-

ATHERON, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
August 31, 2009

NOTE 4 – LIQUIDITY AND GOING CONCERN

Atheron has negative working capital, has incurred losses since inception, and has not yet received revenues from sales of products or services.  These factors create substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of Atheron to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations.  Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts.

NOTE 5 – SUBSEQUENT EVENTS

The Company has analyzed its operations subsequent to August 31, 2009 through November 27, 2009 and has determined that it does not have any material subsequent events to disclose in these financial statements.

ATHERON, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
As of February 28, 2010 and August 31, 2009

	February 28, 2010 (unaudited)	August 31, 2009 (audited)

ASSETS

Current Assets
Cash and equivalents	$0	$0
Prepaid expenses	0	0

TOTAL ASSETS	$0	$0

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Loan payable - related party	$48,985	$44,985

Stockholders’ Deficit
Common Stock, $.001 par value, 75,000,000 shares authorized, 2,150,000 shares issued and outstanding	2,150	2,150
Additional paid-in capital	40,850	40,850
Deficit accumulated during the development stage	(91,985)	(87,985)
Total stockholders’ deficit	(48,985)	(44,985)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$0	$0

See accompanying notes to financial statements.

ATHERON INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS (unaudited)
Six and Three Months Ended February 28, 2010 and 2009
Period from May 8, 2006 (Inception) to February 28, 2010

	Six Months ended February 28, 2010	Six Months ended February 28, 2009	Three Months ended February 28, 2010	Three Months ended February 28, 2009	Period from May 8, 2006 (Inception) to February 28, 2010
Revenues	$-0-	$-0-	$-0-	$-0-	$-0-

General and administrative expenses:
Professional fees	4,000	4,000	2,000	2,000	91,985

Net Loss	$(4,000)	$(4,000)	$(2,000)	$(2,000)	$(91,985)

Net loss per share:
Basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)	$(0.04)

Weighted average shares outstanding:
Basic and diluted	2,150,000	2,150,000	2,150,000	2,150,000	2,150,000

See accompanying notes to financial statements.

ATHERON, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ DEFICIT (unaudited)
Period from May 8, 2006 (Inception) to February 28, 2010

	Common stock		Additional paid-in	Deficit accumulated during the development
	Shares	Amount	capital	stage	Total
Issuance of common stock for cash @$.001	2,150,000	$2,150	$40,850	$-	$43,000
Net loss for the period ended August 31, 2006	-	-	-	(43,985)	(43,985)
Balance August 31, 2006	2,150,000	2,150	40,850	(43,985)	(985)
Net loss for the year ended August 31, 2007	-	-	-	(25,000)	(25,000)
Balance August 31, 2007	2,150,000	2,150	40,850	(68,985)	(25,985)
Net loss for the year ended August 31, 2008	-	-	-	(9,000)	(9,000)
Balance August 31, 2008	2,150,000	2,150	40,850	(77,985)	(34,985)
Net loss for year ended August 31, 2009	-	-	-	(10,000)	(10,000)
Balance August 31, 2009	2,150,000	2,150	40,850	(87,985)	(44,985)
Net loss for six months ended February 28, 2010	-	-	-	(4,000)	(4,000)
Balance February 28, 2010	2,150,000	$2,150	$40,850	$(91,985)	$(48,985)

See accompanying notes to financial statements.

ATHERON INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS (unaudited)
Six Months Ended February 28, 2010 and 2009
 Period from May 8, 2006 (Inception) to February 28, 2010

	Six Months ended February 28, 2010	Six Months ended February 28, 2009	Period From May 8, 2006 (Inception) to February 28, 2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,000)	$(4,000)	$(91,985)
Change in non-cash working capital items
Prepaid expenses	-0-	-0-	-0-

CASH FLOWS USED BY OPERATING ACTIVITIES	(4,000)	(4,000)	(91,985)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sales of common stock	0	0	43,000
Loan from related party	4,000	4,000	48,985
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	4,000	4,000	91,985

NET INCREASE IN CASH	-0-	-0-	-0-

Cash, beginning of period	-0-	-0-	-0-
Cash, end of period	$-0-	$-0-	$-0-

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$-0-	$-0-	$-0-
Income taxes paid	$-0-	$-0-	$-0-

See accompanying notes to financial statements.

ATHERON, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
February 28, 2010

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES

Nature of Business

Atheron, Inc. (“Atheron”) was incorporated in Nevada on May 8, 2006.  Atheron is a development stage company located in Makati City 1235, Philippines. Atheron is developing technology for ethanol-methanol gasoline.  Atheron operates out of office space owned by a director and stockholder of the Company.  The facilities are provided at no charge.  There can be no assurances that the facilities will continue to be provided at no charge in the future.

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development-stage companies.  A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation

Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. We believe that the disclosures are adequate to make the financial information presented not misleading. These condensed financial statements should be read in conjunction with the audited consolidated financial statements and the notes thereto for the year ended August 31, 2009. All adjustments were of a normal recurring nature unless otherwise disclosed. In the opinion of management, all adjustments necessary for a fair statement of the results of operations for the interim period have been included. The results of operations for such interim periods are not necessarily indicative of the results for the full year.

Cash and Cash Equivalents

Atheron considers all highly liquid investments with maturities of three months or less to be cash equivalents.  At February 28, 2010 and August 31, 2009 the Company had $0 of cash.

Fair Value of Financial Instruments

Atheron’s financial instruments consist of cash and cash equivalents and a loan payable to a related party. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

ATHERON, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
February 28, 2010

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES (continued)

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic loss per share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Basic loss per share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Recent Accounting Pronouncements

Atheron does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 – LOAN PAYABLE – RELATED PARTY

Atheron has received loans totaling $48,985 for working capital from a shareholder and officer of the Company.  The loans are unsecured, non-interest bearing and due upon demand.

NOTE 3 – INCOME TAXES

For the periods ended February 28, 2010, Atheron has incurred net losses and, therefore, has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is approximately $91,985 at February 28, 2010, and will expire beginning in the year 2026.

ATHERON, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
February 28, 2010

NOTE 3 – INCOME TAXES (continued)

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

2010
Deferred tax asset attributable to:
Net operating loss carryover	$31,275
Valuation allowance	(31,275)
Net deferred tax asset	$-

NOTE 4 – LIQUIDITY AND GOING CONCERN

Atheron has negative working capital, has incurred losses since inception, and has not yet received revenues from sales of products or services.  These factors create substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of Atheron to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations.  Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts.

NOTE 5 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date on which the financial statements were submitted to the Securities and Exchange Commission and has determined it does not have any material subsequent events to disclose.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on Form S-1/A under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F. Street, N.E. Washington, D.C. 20549.  Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 13. Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$2.28
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Transfer Agent Fees	$1,000
Accounting fees and expenses	$5,000
Legal fees and expenses	$35,000
Total	$41,002.28

All amounts are estimates.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15. Recent Sales of Unregistered Securities

On May 31, 2006, we accepted subscription agreements for sale of shares our common stock, having a par value of $0.001 per share, at the offering price of $0.02 per share for gross offering proceeds of $43,000, in offshore transactions pursuant to Regulation S of the Securities Act. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

Item 16. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation(1)
3.2	By-Laws (1)
5.1	Opinion of Ron Serota, with consent to use (1)
23.1	Consent of Silberstein Ungar, PLLC
(1)Previously filed on Form SB-2 dated October 25, 2006

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(a) If the Company is relying on Rule 430B:

i. Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed  to be  part of the  registration  statement  as of the  date  the  filed prospectus was deemed part of and included in the registration statement; and

ii.  Each  prospectus  required  to be filed  pursuant  to Rule  424(b)(2), (b)(5),  or (b)(7) as part of a registration  statement in reliance on Rule 430B relating to an offering made pursuant to Rule  415(a)(1)(i),  (vii),  or (x) for the  purpose of  providing  the  information  required  by section  10(a) of the Securities  Act shall be deemed to be part of and  included in the  registration statement  as of the earlier of the date such form of  prospectus  is first used after  effectiveness  or the date of the first contract of sale of securities in the  offering  described  in the  prospectus.  As  provided  in Rule  430B,  for liability  purposes  of the  issuer  and any  person  that  is at  that  date an underwriter,  such  date  shall  be  deemed  to be a new  effective  date of the registration  statement relating to the securities in the registration statement to which that  prospectus  relates,  and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering  thereof;  provided, however,  that no statement made in a registration  statement or prospectus that is part of the  registration  statement  or made in a document  incorporated  or deemed  incorporated by reference into the registration  statement or prospectus that is part of the  registration  statement will, as to a purchaser with a time of  contract  of sale  prior to such  effective  date,  supersede  or modify any statement  that was made in the  registration  statement or prospectus  that was part of the  registration  statement  or made in any such  document  immediately prior to such effective date; or

(b) If the Company is subject to Rule 430C:

Each  prospectus  filed  pursuant to Rule 424(b) as part of a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than  prospectuses  filed in reliance on Rule 430A,  shall be deemed to be part of and included in the  registration  statement as of the date it is first used after effectiveness;  provided, however, that no statement made in a  registration  statement  or  prospectus  that is part of the  registration statement or made in a document incorporated or deemed incorporated by reference into the  registration  statement or prospectus that is part of the registration statement  will, as to a purchaser with a time of contract of sale prior to such first use,  supersede or modify any statement that was made in the  registration statement or prospectus that was part of the  registration  statement or made in any such document  immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:  The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to the purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1/A and authorized this registration statement to be signed on its behalf by the undersigned, in Philippines on June 21, 2010.

ATHERON, INC.

By:	/s/ Susanna Hilario
Susanna Hilario
President, Chief Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Executive Officer, Treasurer (Principal Accounting Officer), Secretary and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

By:	/s/ Susanna Hilario
Susanna Hilario
President, Chief Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Executive Officer, Treasurer (Principal Accounting Officer), Secretary and Director June 21, 2010

By:	/s/ Rey V. Supera
Rey V. Supera
Chief Technology Officer and Director June 21, 2010